Exhibit 99.1

DXC Technology Welcomes Dawn Rogers and Kiko Washington to Board of Directors

Tysons, Va., March 4, 2021 – DXC Technology (NYSE: DXC) today announced the appointments of Dawn Rogers and Kiko Washington to the company’s Board of Directors, effective March 4, 2021.

Dawn is a global human resources executive and transformation leader with 35 years of experience in organizational design, people analytics, M&A, talent management, change programs, and succession planning for large and small companies. She is currently Director of Human Capital at American Securities LLC where she provides leadership and support to the firm’s portfolio of companies in all areas of human capital management. Previously Dawn spent 20 years in human resources at Pfizer, most recently as Chief Human Resources Officer where she led a global human resources function for 85,000 employees. Prior to joining Pfizer, Dawn held human resources leadership roles at Kos Pharmaceuticals, Earth Tech, and Ares Serono/Serono Diagnostics. Dawn will serve on the board’s Compensation Committee.

Kiko recently retired as executive vice president of worldwide human resources at Warner Bros. Entertainment with responsibility for organizational planning and development, recruitment, compensation and benefits, employee training and development, employee relations and communications, inclusion and belonging, shared services, and work-life initiatives. With 35-years of experience in leadership roles at Warner Bros. and HBO, Kiko has been integral in shaping the human resources programs and transforming the cultures of these organizations.Kiko will serve on the board’s Nominating/Corporate Governance Committee.

“Dawn and Kiko are outstanding additions to our board,” said Ian C. Read, chairman of the DXC Board. “Each are proven leaders with deep experience in business and human resources that will prove valuable as Mike Salvino and his leadership team bring the ‘new DXC’, which is focused on our customers and our people, to market as we execute the company’s transformation journey. On behalf of all our directors, I welcome Dawn and Kiko to the DXC board.”

About DXC Technology
DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to provide services across the Enterprise Technology Stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and any updating information in subsequent SEC filings including DXC’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2020, September 30, 2020, and December 31, 2020. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.
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Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
John Sweeney, Investor Relations, +1-908-315-3665, john.sweeney@dxc.com